UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 9, 2011
PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or other jurisdiction of incorporation)

001-33554	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900
Houston, TX	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 335-5151

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     On June 9, 2011, we held our annual meeting of stockholders. At the annual meeting, our stockholders:
(i)	elected three directors for a three year term expiring 2014;

(ii)	ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

(iii)	approved, by non-binding advisory vote, the executive compensation; and

(iv)	recommended, by non-binding advisory vote, the frequency of the non-binding advisory vote on executive compensation.
     A total of 23,464,588 shares of common stock were present in person or by proxy at the meeting, representing approximately 88% of the voting power of PROS Holdings, Inc. entitled to vote.
     The nominees for directors were elected based upon the following votes:

	Votes	Votes	Broker
Name	For	Withheld	Non-votes
Greg B. Petersen	21,796,140	358,378	1,310,070
Timothy V. Williams	21,767,670	386,848	1,310,070
Mariette M. Woestemeyer	20,908,151	1,246,367	1,310,070
     Ellen Keszler and William Russell continued their terms as Class II directors, with terms expiring in 2012 and Andres D. Reiner and Ronald F. Woestemeyer continued their terms as Class III directors with terms expiring in 2013.
     Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm was approved as follows:

Votes	Votes
For	Against	Abstain	Broker non-votes
23,317,377	147,211	—	—
     Approve, by non-binding advisory vote, the executive compensation:

Votes	Votes
For	Against	Abstain	Broker non-votes
21,365,342	499,482	289,694	1,310,070
     Recommend, by non-binding advisory vote, the frequency of the non-binding advisory vote on executive compensation:

1 year	2 years	3 years	Abstain	Broker non-votes
20,960,229	1,000	898,758	294,531	1,310,070

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.
Date: June 10, 2011
/s/ Charles H. Murphy
Charles H. Murphy
Chief Financial Officer and Executive Vice President